UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015
 _____________________________________________________________________

Swift Transportation Company

(exact name of registrant as specified in its charter)
 _____________________________________________________________________

Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona		85043
(Address of principal executive offices)		(Zip Code)

(602) 269-9700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

SIGNATURES

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 8, 2015, Swift Transportation Company (the "Company") held its Annual Meeting of Stockholders at 9:00 a.m. local time at the Company's headquarters, 2200 South 75th Avenue, Phoenix, Arizona 85043. The following matters were voted upon at the meeting:

Proposal No. 1

The Company's stockholders elected six individuals to the Company's Board of Directors.

Name	Votes For	Votes Withheld	Broker Non-votes
Jerry Moyes	178,962,397	1,163,109	6,189,820
Richard H. Dozer	148,730,159	31,395,347	6,189,820
David Vander Ploeg	148,969,758	31,155,748	6,189,820
Glenn Brown	148,757,426	31,368,080	6,189,820
José A. Cárdenas	149,262,687	30,862,819	6,189,820
William F. Riley, III	179,985,953	139,553	6,189,820

Proposal No. 2

The Company's stockholders approved, on an advisory basis, the compensation of the Company's named executive officers by votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-votes
179,132,639	885,230	107,637	6,189,820

Proposal No. 3

The Company's stockholders ratified the appointment of KPMG, LLP as the Company's independent registered public accounting firm for the fiscal year 2015.

Votes For	Votes Against	Abstentions	Broker Non-votes
185,645,644	584,864	84,818	—

Proposal No. 4

The Company's stockholders did not approve the stockholder proposal to develop a recapitalization plan by the votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-votes
60,954,297	118,836,167	335,042	6,189,820

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Swift Transportation Company
(Registrant)

Date:	May 11, 2015	/s/ Virginia Henkels
Virginia Henkels
Executive Vice President and Chief Financial Officer

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